Exhibit 99.1

Contact:

Tim Christoffersen

Chief Financial Officer

Monolithic Power Systems, Inc.

408-357-6777

MPS Achieves Record Revenues for Second-Quarter 2005

LOS GATOS, Calif., July 28, 2005 – Monolithic Power Systems, Inc. (MPS) (Nasdaq: MPWR), a leading fabless manufacturer of high-performance analog and mixed-signal semiconductors, today announced its financial results for the second quarter ended June 30, 2005:

•	Net revenues of $22.3 million, up 97.6% from $11.3 million for the same quarter of 2004

•	Gross margin of 63.4%, compared with 58.0% for the same quarter of 2004

•	GAAP operating expenses of $26.0 million, including $7.0 million of R&D/SG&A, $5.4 million of patent litigation cost, a $12.0 million provision for litigation, and $1.6 million of stock-based compensation

•	Non-GAAP (1) operating expenses of $24.4 million, excluding $1.6 million of stock-based compensation.

•	GAAP net loss of $6.7 million, or ($0.24) per share, compared with GAAP net loss of $0.7 million, or ($0.16) per share, for the same quarter of 2004

•	Non-GAAP (1) net loss of $5.0 million, or ($0.18) per share, compared with non-GAAP income of $2.3 million, or $0.09 per diluted share, for the same quarter of 2004.

“Exceptional quarter-over-quarter growth highlighted the second quarter,” said MPS Chief Executive Officer Michael Hsing. “Our revenues increased in all our product families in the quarter and were up 52% sequentially from the first quarter of 2005 and approximately 98% from the same quarter last year.

“Our DC to DC and W-LED driver product families were standout performers in the second quarter. We now anticipate our DC to DC product family may exceed 50% of our revenues in the second half of 2005, underscoring our continued product diversification given the multiple end markets into which DC to DC products are applied.”

Business Outlook

The following are company financial targets for the third quarter ending September 30, 2005:

•	Net revenues in the range of $25 million to $27 million

•	Gross margin at the upper end of a 58% to 63% range.

Conference Call

MPS plans to conduct a management teleconference covering second-quarter results at 2:30 p.m. PDT / 5:30 p.m. EDT today, July 28, 2005. Dial-in number: 719-457-2734, code number 8141620. The call will be webcast live and archived for all investors for one year on the MPS website at http://www.monolithicpower.com/cmp_02_inv_rel.htm. This press release and any other information related to the call will also be posted on the website at that location. In addition, a phone replay of the call will be available for seven days at 719-457-0820, code number 8141620.

(1) Non-GAAP net loss differs from net income or net loss determined according to GAAP (Generally Accepted Accounting Principles in the United States). A schedule reconciling these amounts is included in this news release. Our non-GAAP net loss differs from GAAP net income or net loss in that our non-GAAP figure excludes stock-based compensation expense. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. MPS utilizes both GAAP and non-GAAP financial measures in assessing what it believes to be its core operating performance and to evaluate and manage its internal business and assist in making financial operating decisions. MPS believes that the inclusion of non-GAAP financial measures together with GAAP provides investors supplemental information and an alternative presentation useful to investors’ understanding of MPS’ core operating results and trends. Additionally, MPS believes that the inclusion of non-GAAP measures together with GAAP measures provides the investor with an additional dimension of comparability to similar companies. However, investors should be aware that non-GAAP measures utilized by other companies are not likely to be comparable in most cases to the non-GAAP measures utilized by MPS.

About MPS

Monolithic Power Systems, Inc. (MPS) designs, develops and markets proprietary, advanced analog and mixed-signal semiconductors for large and high-growth markets. The company’s integrated circuits (ICs) are used in a variety of electronic products, such as notebook computers, flat panel displays, cellular handsets, digital cameras, wireless local area network (LAN) access points, home entertainment systems and personal digital assistants (PDAs). MPS utilizes a fabless business model, manufacturing its ICs through foundry partners that employ the company’s proprietary process technology. MPS is based in Los Gatos, California, and through MPS International maintains international sales offices in Taiwan, China, Korea, and Japan.

Safe Harbor Statement

This press release contains forward-looking statements, including statements regarding, among other things, expectations regarding our product diversification, growth in revenues from the DC to DC product family, and targeted net revenues and gross margin for the quarter ending September 30, 2005. These statements are not historical facts or guarantees of future performance or events, and are based on current expectations, estimates, beliefs, assumptions, goals, and objectives, and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed or implied by these statements. Readers of this press release and listeners to the accompanying conference call are cautioned not to place undue reliance on any forward-looking statements. Additional factors that could cause actual results to differ include, but are not limited to the risks, uncertainties and cost of litigation in which the company is involved, outcome of any post-trial motions and appeals, risks associated with the continued development and expansion of our business, acceptance of, or demand for, our products being lower than expected, the potential impact on our financial performance if our litigation provisions are inadequate, difficulty in predicting or budgeting for future expenses and financial contingencies, and the other important risk factors identified in our SEC filings, including but not limited to our Annual Report on Form 10-K filed on March 31, 2005 and our most recent Form 10-Q on May 13, 2005.

The forward-looking statements in this press release represent MPS’ targets, not predictions of actual performance. MPS assumes no obligation to update the information in this press release or in the accompanying conference call. Any statements by persons outside of MPS speculating on the progress of the quarter, or other aspects of MPS’ business, are not based on internal MPS information and should be assessed accordingly by investors.

MPS, Monolithic Power Systems, and the MPS logo are among the trademarks of Monolithic Power Systems, Inc. in the U.S. and certain other countries. All other trademarks mentioned in this document are the property of their respective owners.

Financial Statements Attached

Monolithic Power Systems, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands)

(unaudited)

	Balance at Period Ended
	June 30, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$34,673	$32,018
Investments	17,100	17,000
Accounts receivable, net	6,801	3,996
Inventories	6,343	5,398
Deferred income tax assets - current	6,230	807
Prepaid and other current assets	772	1,116

Total current assets	71,919	60,335
Property and equipment, net	4,853	4,180
Deferred income tax asset - long term	658	658
Other assets	145	134
Restricted assets	6,649	6,641

Total assets	$84,224	$71,948

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,076	$3,396
Accrued compensation and related benefits	2,863	1,518
Accrued income tax payable	0	374
Accrued liabilities	17,759	2,996

Total current liabilities	24,698	8,284
Deferred rent	211	161

Shareholders’ equity:
Common stock	95,037	93,527
Deferred stock compensation	(6,726)	(9,180)
Notes receivable from stockholders	(398)	(398)
Accumulated other comprehensive income	225	244
Accumulated deficit	(28,824)	(20,690)

Total shareholders’ equity	59,315	63,503

Total liabilities and shareholders’ equity	$84,224	$71,948

Monolithic Power Systems, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ending		Six Months Ending
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004
Revenues	$22,257	$11,264	$36,894	$18,059
Cost of revenues:
Product cost	8,037	4,510	13,454	7,576
Stock-based compensation	118	219	236	426

Total cost of revenues	8,155	4,729	13,690	8,002

Gross profit	14,102	6,535	23,204	10,057
Gross profit %	63.4%	58.0%	62.9%	55.7%
Operating expenses:
Research and development (excluding stock-based compensation)	3,055	1,964	5,459	3,328
Stock-based compensation - R&D	864	1,379	1,747	2,390

Selling, General and Administrative (excluding stock based compensation)	3,996	1,654	6,800	3,185
Stock-based compensation - S,G&A	757	1,422	1,486	3,361
Patent litigation	5,373	874	9,870	1,475
Provision for Litigation	12,000	—	12,000	—

Total operating expenses	26,045	7,293	37,362	13,739

Loss from operations	(11,943)	(758)	(14,158)	(3,682)
Other income (expense):
Interest income	338	43	693	69
Interest and other expense	(63)	(10)	(86)	(11)

Total other income, net	275	33	607	58

Loss before income taxes	(11,668)	(725)	(13,551)	(3,624)

Income tax benefit	(4,955)	—	(5,416)	—

Net Loss	(6,713)	(725)	(8,135)	(3,624)

Accretion of redeemable convertible preferred stock	—	335	—	670

Net loss attributable to common stockholders	$(6,713)	$(1,060)	$(8,135)	$(4,294)

Basic net loss per common share	$(0.24)	$(0.16)	$(0.30)	$(0.65)
Diluted net loss per common share	$(0.24)	$(0.16)	$(0.30)	$(0.65)
Shares used in basic net loss per common share	27,721	6,706	27,461	6,603
Shares used in diluted net loss per common share	27,721	6,706	27,461	6,603

Monolithic Power Systems, INC.

NON-GAAP CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ending		Six Months Ending
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004
Revenues	$22,243	$11,264	$36,883	$18,225
Cost of revenues:
Product cost	8,037	4,510	13,454	7,576
Stock-based compensation

Total cost of revenues	8,037	4,510	13,454	7,576

Gross profit	14,206	6,754	23,429	10,649
Gross profit %	63.9%	60.0%	63.5%	58.4%
Operating expenses:
Research and development (excluding stock-based compensation)	3,055	1,964	5,459	3,328
Stock-based compensation - R&D

Selling, General and administrative (excluding stock based compensation)	3,996	1,654	6,800	3,185
Stock-based compensation - S,G&A
Patent litigation	5,373	874	9,870	1,475
Provision for Litigation	12,000	—	12,000	—

Total operating expenses	24,424	4,492	34,129	7,988

Income (Loss) from operations	(10,218)	2,262	(10,700)	2,661
Other income (expense):
Interest income	338	43	693	69
Interest and other expense	(63)	(10)	(86)	(11)

Total other income, net	275	33	607	58

Income (loss) before income taxes	(9,943)	2,295	(10,093)	2,719

Income tax benefit	(4,955)	—	(5,416)	—

Net Income (Loss)	(4,988)	2,295	(4,677)	2,719

Accretion of redeemable convertible preferred stock	—	335	—	670

Net income (loss) attributable to common stockholders	$(4,988)	$1,960	$(4,677)	$2,049

Basic net income (loss) per common share	$(0.18)	$0.29	$(0.17)	$0.31
Diluted net income (loss) per common share	$(0.18)	$0.09	$(0.17)	$0.09
Shares used in basic net income (loss) per common share	27,721	6,706	27,461	6,603
Shares used in diluted net income (loss) per common share	27,721	22,048	27,461	22,059

Monolithic Power Systems, INC.

NON-GAAP TO GAAP RECONCILIATION

(in thousands)

(unaudited)

	Three Months Ending		Six Months Ending
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004
Net Loss - GAAP Basis	$(6,713)	$(725)	$(8,135)	$(3,624)

Non-GAAP Adjustments for Stock-Based Compensation
Contra Revenues	(14)	—	(11)	166
Cost of Revenues	118	219	236	426
Operating Expenses	1,621	2,801	3,233	5,751
Tax effect of adjustments	—	—	—	—

Net Income (loss) - Non-GAAP	$(4,988)	$2,295	$(4,677)	$2,719